Exhibit 3.3

AMENDED AND RESTATED

BY-LAWS

OF

THE HAIN CELESTIAL GROUP, INC.

(a Delaware corporation)

(as amended through ~~May 8~~February 7, ~~2023~~2025)

AMENDED AND RESTATED

BY-LAWS OF

THE HAIN CELESTIAL GROUP, INC.

(A Delaware Corporation)

ARTICLE I

OFFICES

SECTION 1. PRINCIPAL OFFICE. The principal office of The Hain Celestial Group, Inc. (the “Corporation”) shall be located at such location as may be designated by the Board of Directors from time to time.

SECTION 2. REGISTERED OFFICE AND AGENT. The registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The registered agent shall be Corporation Trust Company.

SECTION 3. OTHER OFFICES. The Corporation may also have an office or offices other than said principal office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. PLACE OF MEETINGS. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such place as may be fixed from time to time by the Board of Directors, or at such other place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place but may instead be held solely by means of remote communication as described in Article II, Section 14, of these By-Laws and in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware.

SECTION 2. ANNUAL MEETINGS. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be designated from time to time by the Board of Directors.

SECTION 3. SPECIAL MEETINGS.

(a) General. Special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time by the Board of Directors or the Chair of the Board, if one shall have been elected, or the Vice-Chair of the Board, if one shall have been elected, or the President.

(b) Stockholder Requested Special Meetings. Subject to the provisions of this Section 3(b), a special meeting of the stockholders shall be called by a majority of the entire Board of Directors following receipt by the Secretary of a written request for a special meeting (a “Special Meeting Request”) from the holders of record representing not less than twenty-five percent of all outstanding shares of common stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting (the “Requisite Percent”), so long as such Special Meeting Request complies with the requirements of this Section 3(b) and all other applicable sections of these By-Laws (a “Stockholder Requested Special Meeting”). The Board of Directors shall determine in good faith whether all requirements set forth in these By-Laws relating to a Stockholder Requested Special Meeting have been satisfied and such determination shall be binding on the Corporation and its stockholders.

For purposes of this Section 3(b) and for determining the Requisite Percent, a stockholder of record or a beneficial owner, as the case may be, shall be deemed to own the shares of capital stock of the Corporation that such stockholder or, if such stockholder is a nominee, custodian or other agent that is holding the shares on behalf of another person (the “beneficial owner”), that the beneficial owner would be deemed to own pursuant to Rule 200(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding any shares as to which such stockholder or beneficial owner, as the case may be, does not have the right to vote or direct the vote at the special meeting or as to which such stockholder or beneficial owner, as the case may be, has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. The terms owned, owning and other variations of the word own shall have correlative meanings. Whether shares are owned for these purposes shall be decided by the Board of Directors in its good faith.

(1) A Special Meeting Request shall be delivered by registered U.S. mail, return receipt requested or courier service, postage prepaid, to the attention of the Secretary at the principal executive offices of the Corporation. A Special Meeting Request shall only be valid if it is signed and dated by each of the record holders of shares representing in the aggregate at least the Requisite Percent or their duly authorized agent and includes: (i) an agreement by the requesting stockholder(s) to notify the Corporation immediately in the case of any disposition prior to the record date for the Stockholder Requested Special Meeting of shares of common stock of the Corporation owned of record and an acknowledgement that any such disposition shall be deemed a revocation of such Special Meeting Request to the extent of such disposition, such that the number of shares disposed of shall not be included in determining whether the Requisite Percent has been reached; and (ii) as to each stockholder, any beneficial owner on whose behalf such request is made, each proposed item of business and each proposed director nominee, as applicable, all information, statements, questionnaires, representations, and acknowledgements required to be set forth in a notice under Section 12 as if each item of business or director nominee were to be considered at an annual meeting of stockholders. The Corporation may require any proposed director nominee to furnish such other information as it may reasonably require.

(2) In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percent, multiple Special Meeting Requests delivered to the Secretary will be considered together only if each such Special Meeting Request (x) identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board of Directors), and (y) has been dated and delivered to the Secretary within thirty days of the earliest dated of such Special Meeting Requests.

(3) Any requesting stockholder may revoke his, her or its Special Meeting Request at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation; provided, however, that if following such revocation (or any deemed revocation pursuant to Section 3(b)(1)(ix) above), the unrevoked valid Special Meeting Requests represent in the aggregate less than the Requisite Percent, there shall be no requirement to hold a special meeting. The first date on which unrevoked valid Special Meeting Requests constituting not less than the Requisite Percent shall have been delivered to the Corporation is referred to herein as the “Request Receipt Date”.

(4) A Special Meeting Request shall not be valid if:

(i) the Special Meeting Request does not comply with this Section 3(b);

(ii) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law;

(iii) the Request Receipt Date is during the period commencing ninety days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting;

(iv) the purpose specified in the Special Meeting Request is an identical or substantially similar item of business (as determined in good faith by the Board of Directors, a “Similar Item”) to an item of business that was presented at any meeting of stockholders held within 120 days before the Receipt Request Date;

(v) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within 120 days after the Request Receipt Date and the business to be conducted at such meeting includes the Similar Item; or

(vi) the Special Meeting Request(s) was made in a manner that involved a violation of Regulation 14A under the Exchange Act, or other applicable law. For purposes of this Section

3(b)(4), the nomination, election or removal of directors shall be deemed to be a Similar Item with respect to all items of business involving the nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors.

(5) Special meetings shall be held at such date and time as fixed by the Board of Directors in accordance with these By-Laws; provided, however, that a Stockholder Requested Special Meeting shall not be held more than ninety days after the Request Receipt Date.

(6) Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose(s) stated in the Corporation’s notice for such meeting. Nothing contained herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting.

(7) If none of the stockholders who submitted the Special Meeting Request appears or sends a qualified representative to present the matters for consideration that were specified in the Stockholder Meeting Request, the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

SECTION 4. NOTICE OF MEETINGS. Notice of the place, if any, date and hour of holding of each annual and special meeting of the stockholders, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, unless it is the annual meeting, the purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting. Such notice shall be given not less than ten nor more than sixty days before the date of such meeting, and, if mailed, it shall be directed to such stockholder at their address as it appears on the record of stockholders, unless such stockholder shall have filed with the Secretary of the Corporation a written request that notices to such stockholder be mailed at some other address, in which case it shall be directed to such stockholder at such other address. Notice given by electronic transmission pursuant to this subsection shall be deemed given: (1) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Any such notice for any meeting other than the annual meeting shall indicate that it is being issued at the direction of the Board of Directors, the Chair of the Board, the Vice-Chair of the Board or the President, whichever shall have called the meeting. Notice of any meeting of stockholders need not be given to any stockholder who shall, either before or after the meeting, submit a signed waiver of notice or a waiver by electronic transmission. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless the Board of Directors shall fix a new record date for an adjourned meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice of such adjourned meeting need not be given if the time and place, if any, to which the meeting shall be adjourned, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, were (1) announced at the meeting at which the adjournment is taken, (2) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communications or (3) set forth in the notice of meeting given in accordance with this Section 4 of Article II.

SECTION 5. QUORUM. At all meetings of the stockholders the holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote thereat shall be present in person or by proxy to constitute a quorum for the transaction of business, except as otherwise provided by statute. In the absence of a quorum, the holders of a majority of the shares present in person or by proxy and entitled to vote may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 6. ORGANIZATION. At each meeting of the stockholders, the Chair of the Board, if one shall have been elected, shall act as chair of the meeting. In the absence of the Chair of the Board or if one shall not have been elected, the Vice-Chair of the Board, or in his, her or their absence or if one shall not have been elected, the President shall act as chair of the meeting. The Secretary, or in his, her or their absence or inability to act, the person whom the chair of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

SECTION 7. ORDER OF BUSINESS. The order of business at all meetings of the stockholders shall be determined by the chair of the meeting.

SECTION 8. VOTING. Except as otherwise provided by statute or the Certificate of Incorporation, each holder of record of shares of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for each share standing in his, her or their name on the record of stockholders of the Corporation:

(a) on the date fixed pursuant to the provisions of Section 6 of Article V of these By-Laws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

(b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given.

Each stockholder entitled to vote at any meeting of the stockholders may authorize another person or persons to act for them by a proxy signed by such stockholder or his, her or their attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. Except as otherwise provided by statute or the Certificate of Incorporation or these By-Laws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required by statute, or determined by the chair of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder acting, or by his, her or their proxy, if there be such proxy, and shall state the number of shares voted.

SECTION 9. [RESERVED].

SECTION 10. INSPECTORS. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act or on the request of any stockholder entitled to vote at such meeting, the chair of the meeting shall, or if inspectors shall not have been appointed, the chair of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his, her or their duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his, her or their ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chair of the meeting or any stockholder entitled to vote thereat, the inspector shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

SECTION 11. ACTION BY CONSENT. Whenever stockholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken signed by the holders of a majority of the outstanding shares of the Corporation entitled to vote thereon. An electronic transmission consenting to an action to be taken and transmitted by a stockholder, or by a proxy holder or other person authorized to act for a stockholder, shall be deemed to be written, signed and dated for the purpose of this Section 11, provided that such electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the stockholder or by a person authorized to act for the stockholder and (ii) the date on which such stockholder or authorized person transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded.

SECTION 12. NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

(a) Annual Meetings of Stockholders. Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by stockholders may be made at an annual meeting of stockholders only (1) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 4 of Article II of these By-Laws, (2) by or at the direction of the Board of Directors or any authorized committee thereof, or (3) by any stockholder of the Corporation who is entitled to vote on such election or such other business at the meeting, who complied with the notice procedures and other requirements set forth in subsections (i) through (iii) of this paragraph (a) of this Section 12 of Article II of these By-Laws and who was a stockholder of record at the time such notice was delivered to the Secretary of the Corporation:

(i) For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations of persons for election to the Board of Directors, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the 10th day following the day on which public announcement of the date of such meeting is first made; provided further that in no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period or extend any time period for the receipt of the information required by this Section 12 of Article II. For purposes of the application of Rule 14a-4(c) of the Exchange Act (or any successor provision), the date for notice specified in this paragraph (a)(i) shall be the earlier of the date calculated as hereinbefore provided or the date specified in paragraph (c)(1) of Rule 14a-4.

(ii) To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information:

(A) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, and the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (4) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, (5) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, (6) such person’s written representation and agreement that such person is not and will not become a party to (x) any agreement, arrangement or understanding with any person or entity as to how such person would vote or act on any issue or question as a director (“Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law and (y) in such person’s individual capacity, would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, and stock ownership and trading policies and guidelines of the Corporation, (7) a description of any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation, (8) each such person’s signed consent to serve as a Director of the Corporation if elected, (9) each such person’s (x) signed consent to the running of a background check in accordance with the Corporation’s policy for prospective directors and (y) agreement to provide any information requested by the Corporation or such background check provider that is necessary to run such background check and (10) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the specific business desired to be brought before the meeting, the matter(s) proposed to be acted on at the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

(C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and record address of such stockholder, as they appear on the Corporation’s books and records, and of such beneficial owner, as they appear on the Corporation’s books, and the date of each such stockholder’s signature, (2) the class or series and number of shares of capital stock of the Corporation that are owned, directly or indirectly, beneficially and of record by such stockholder and such beneficial owner, and documentary evidence of such record or beneficial ownership, (3) a representation that the stockholder is a holder of record of the stock of the Corporation at the time of the giving of the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to present the proposal(s) or business to be brought before the meeting, (4) a representation whether the stockholder or the beneficial owner, if any, or any of their respective affiliates, associates or others acting in concert therewith (collectively, “proponent persons”) will be or is part of a group which will (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination, (5) if such stockholder or any other proponent person intends to engage in a solicitation with respect to a nomination pursuant to this Section 12, (x) a statement disclosing the name of each participant in such solicitation (as defined in Item 4 of Schedule 14A under the Exchange Act) and (y) a representation that such stockholder or other proponent person, if any, intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required under Rule 14a-19 under the Exchange Act, (6) a certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder’s and/or beneficial owner’s acts or omissions as a stockholder of the Corporation, (7) a representation whether the stockholder or beneficial owner, if any, is being financed or indemnified by any third party for making the proposal, (8) any material interest, agreement, undertaking or arrangement of such stockholder or any such beneficial owner relating to such proposal, and (9) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest (even if an election contest is not involved) pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(D) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving the notice, and any other proponent person; and

(E) a description of any agreement, arrangement or understanding (including without limitation any contract to purchase, sell, acquire or grant any option, right, warrant to purchase or sell, swap or other instrument), the intent or effect of which may be (1) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (2) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (3) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation.

(iii) A stockholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting (whether given pursuant to this paragraph (a) or paragraph (b) of this Section 12 of Article II) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update or supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or any adjournment or postponement thereof) and not later than five (5) days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior the date of the meeting or any adjournment or postponement thereof). In addition, if any stockholder provides notice of a proposed nomination for election to the Board of Directors pursuant to Rule 14a-19 under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19 under the Exchange Act. In addition to the other requirements of this Section 12, each person whom a stockholder proposes to nominate for election to the Board of Directors must deliver in writing (in accordance with the time periods prescribed for delivery of notice under Section 12(a)(i) herein) to the Secretary at the principal executive offices of the Corporation a completed written questionnaire with respect to the background, qualifications, stock ownership and independence of such proposed nominee (a “Director Questionnaire”) (which Director ~~q~~Questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five (5) business days of such written request). The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules~~. If the chair of the meeting~~ (“Additional Required Information”). Within fourteen (14) days of the receipt by the Corporation of a notice of a proposed nomination for election to the Board of Directors (whether given pursuant to this paragraph (a) or paragraph (b) of this Section 12 of Article II), the Corporation shall notify the stockholder in writing of (1) any deficiencies in the stockholder’s notice, including without limitation any deficiencies in the completed Director Questionnaire (a “Deficiency Notice”) and (2) any Additional Required Information. A stockholder who has received a Deficiency Notice from the Corporation may cure such deficiencies in writing to the Secretary of the Corporation at the principal executive offices of the Corporation within the applicable time frame set forth in Sections 12(a)(i) or 12(b), as applicable, it being understood that no subsequent submission shall limit the Corporation’s right to reject such director nominee pursuant to this Section 12. A stockholder who has been notified of the need for Additional Required Information shall provide such Additional Required Information in writing to the Secretary of the Corporation at the principal executive offices of the Corporation by the later of (1) seven (7) days after the Corporation’s request for Additional Required Information or (2) the applicable time frame set forth in Sections 12(a)(i) or 12(b), as applicable, it being understood that no subsequent submission shall limit the Corporation’s right to reject such director nominee pursuant to this Section 12. For the avoidance of doubt, no Deficiency Notice or request for Additional Required Information shall extend any applicable time frame set forth in Sections 12(a)(i) or 12(b), as applicable. If the Board of Directors determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be disregarded, and the chair of the meeting shall so declare to the meeting.

(iv) Notwithstanding anything in the second sentence of paragraph (a)(i) of this Section 1 of Article II to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, effective after the time period for which nominations would otherwise be due under paragraph (a)(i) of this Section 12 of Article II, and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which a public announcement of such increase is first made by the Corporation; provided that, if no such announcement is made at least ten (10) days before the meeting, then no such notice shall be required.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 4 of Article II of these By-Laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only (a) by or at the direction of the Board of Directors or a committee thereof or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote on such election at the meeting, who complies with the notice procedures set forth in this Section 12 of Article II and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the stockholder’s notice as required by paragraph (a)(i) of this Section 12 of Article II shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(c) General.

(i) Notwithstanding the foregoing provisions of this Section 12 of Article II, unless otherwise required by law, if any stockholder (i) provides notice of a proposed nomination for election to the Board of Directors pursuant to Rule 14a-19 under the Exchange Act and (ii) subsequently fails to comply with any requirements of Rule 14a-19 under the Exchange Act or any other rules or regulations thereunder, as determined by the ~~chair of the meeting~~Board of Directors, then the Corporation shall disregard any proxies or votes solicited for such nominees. In addition, any stockholder that provides notice of a proposed nomination for election to the Board of Directors pursuant to Rule 14a-19 under the Exchange Act shall notify the Secretary within two (2) business days of any change in such stockholder’s intent to deliver a proxy statement and form of proxy to the amount of holders of shares of the Corporation’s outstanding capital stock required under Rule 14a-19 under the Exchange Act.

(ii) Only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section.

~~Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 or Section 13 of Article II, as applicable, and, if any proposed nomination or business is not in compliance with this Section 12 or Section 13 of Article II, as applicable, to declare that such defective proposal or nomination shall be disregarded or that such proposed business shall not be transacted.~~

Notwithstanding the foregoing provisions of this Section 12, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 12, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(iii) Whenever used in these By-Laws, “public announcement” shall mean disclosure (1) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on internet news sites, or (2) in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act or otherwise disseminated in a manner constituting “public disclosure” under Regulation FD promulgated by the SEC.

(iv) No adjournment or postponement or notice of adjournment or postponement of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Section 12 or Section 13 of Article II, and in order for any notification required to be delivered by a stockholder pursuant to this Section 12 or Section 13 of Article II to be timely, such notification must be delivered within the periods set forth above or in paragraph (d) of Section 13 of Article II, as applicable, with respect to the originally scheduled meeting

(v) Notwithstanding the foregoing provisions of this Section 12 or the provisions of Section 13, as applicable, a stockholder submitting a nomination or other business shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 12 or Section 13, as applicable; provided, however, that, to the fullest extent permitted by law, any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these By-Laws (including paragraphs (a)(3) or (b) hereof), and compliance with this Section 12 or Section 13 of these By-Laws, as applicable, shall be the exclusive means for a stockholder to make nominations or submit other business.

(vi) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

SECTION 13. STOCKHOLDER NOMINATIONS INCLUDED IN THE CORPORATION’S PROXY MATERIALS.

(a) Inclusion of Nominee in Proxy Statement. Subject to the provisions of this Section 13, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of stockholders:

(i) the name of any persons nominated for election (each, a “Nominee”), which shall also be included on the Corporation’s form of proxy and ballot, by any Eligible Holder (as defined below) that individually satisfied or group of up to 20 Eligible Holders that collectively satisfied, as determined by the Board of Directors or its designee, acting in good faith, all applicable conditions and complied with all applicable procedures set forth in this Section 13 (such Eligible Holder or group of Eligible Holders being a “Nominating Stockholder”);

(ii) disclosure about the Nominee and the Nominating Stockholder required under the rules of the SEC or other applicable law to be included in the proxy statement;

(iii) if the Nominating Stockholder so elects in the Nomination Notice, a written statement by the Nominating Stockholder for inclusion in the proxy statement in support of the election of the Nominee(s) to the Board of Directors (subject, without limitation, to Section 13(e)(ii)), if such statement complies with Rule 14a-9 under the Exchange Act and does not exceed 500 words with respect to each Nominee; and

(iv) any other information that the Corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of the Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section.

(b) Maximum Number of Nominees.

(i) The Corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Nominees than the greater of (i) twenty percent (20%) of the total number of directors of the Corporation serving on the last day on which a Nomination Notice may be submitted pursuant to this Section 13 (rounded down to the nearest whole number) or (ii) two Nominees (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced, but not below zero, by: (1) Nominees who are subsequently withdrawn, disregarded or declared invalid or ineligible pursuant to this Section 13 or that the Board of Directors itself decides to nominate for election at such annual meeting and (2) the number of incumbent directors who had been Nominees or had been nominated by stockholders other than in accordance with this Section 13, in each case, with respect to either of the preceding two annual meetings of stockholders and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 13(d) below but before the date of the annual meeting, and the Board of Directors resolves to reduce the size of the board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(ii) Any Nominating Stockholder submitting more than one Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 13 shall rank in its Nomination Notice such Nominees based on the order that the Nominating Stockholder desires such Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Nominees submitted by all Nominating Stockholders pursuant to this Section 13 exceeds the Maximum Number. In the event that the number of Nominees submitted by Nominating Stockholders pursuant to this Section 13 exceeds the Maximum Number, the highest ranking Nominee who meets the requirements of this Section 13 from each Nominating Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Maximum Number is reached, beginning with the Nominating Stockholder with the largest number of shares disclosed as owned in its respective Nomination Notice submitted to the Corporation and proceeding through each Nominating Stockholder in descending order of ownership. If the Maximum Number is not reached after the highest ranking Nominee who meets the requirements of this Section 13 from each Nominating Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the Maximum Number is reached. If, after the deadline for submitting a Nomination Notice as set forth in Section 13(d), a Nominating Stockholder becomes ineligible or withdraws its nomination or a Nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation: (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (2) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Nominee will not be included as a Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

(c) Eligibility of Nominating Stockholder.

(i) An “Eligible Holder” is a person who has either (1) been a record holder of the shares of common stock used to satisfy the eligibility requirements in this Section 13(c) continuously for the three-year period specified in Subsection (ii) below or (2) provides to the Secretary of the Corporation, within the time period referred to in Section 13(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors or its designee, acting in good faith, determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).

(ii) To be considered an Eligible Holder, a stockholder, or group of up to 20 stockholders, must have continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice and must continue to own at least the Minimum Number through the date of the annual meeting. Two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii)

a “group of investment companies,” as such term is defined in the Investment Company Act of 1940, as amended, shall be treated as one Eligible Holder if such funds shall provide, together with the Nomination Notice, documentation reasonably satisfactory to the Corporation that demonstrates that the funds satisfy the criteria for being treated as one Eligible Holder as of the date of the Nomination Notice and continue to satisfy such criteria through the date of the annual meeting. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 13, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder withdraw from a group of Eligible Holders at any time prior to the annual meeting of stockholders, the group of Eligible Stockholders shall only be deemed to own the shares held by the remaining members of the group.

(iii) The “Minimum Number” of shares of the Corporation’s common stock means three percent (3%) of the number of outstanding shares of common stock as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of the Nomination Notice.

(iv) For purposes of this Section 13, an Eligible Holder “owns” only those outstanding shares of the Corporation as to which the Eligible Holder possesses both:

(A) the full voting and investment rights pertaining to the shares; and

(B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares;

provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (1) sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates.

An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares on five days’ notice and will vote such shares at the annual meeting and holds such shares through the date of the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board of Directors.

(v) No person shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any person appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Nomination Notice.

(d) Nomination Notice. To nominate a Nominee, the Nominating Stockholder must submit to the Secretary of the Corporation the information required by this Section 13 on a timely basis. To be timely, the Nomination Notice must be addressed to and received by the Secretary at the principal executive office of the Corporation no earlier than 150 calendar days and no later than 120 calendar days before the first anniversary of the date that the Corporation mailed its proxy statement for the prior year’s annual meeting of stockholders; provided, however, that if the annual meeting is convened more than 30 days prior to or delayed by more than 60 days after the first anniversary of the date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, the information must be so received not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the 10th day following the day on which a public announcement of the date of the annual general meeting is first made; provided further that in no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period or extend any time period for the receipt of the information required by this Section 13. The written notice required by this Section 13 shall include all of the following information and documents (collectively, the “Nomination Notice”):

(i) A Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC rules;

(ii) A written notice of the nomination of such Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including, with respect to nominations submitted by a group of Eligible Holders, each group member) and each Nominee, as applicable:

(A) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(B) a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation;

(C) a representation and warranty that the Nominee’s candidacy or, if elected, membership to the Board of Directors, would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded;

(D) a representation and warranty that the Nominee:

(1) does not have any direct or indirect relationship with the Corporation that would prevent the Nominee from being found to be independent under the rules of the primary stock exchange on which the Corporation’s securities are traded, any applicable SEC rules and the Corporation’s Corporate Governance Guidelines;

(2) meets the audit committee independence requirements under any applicable SEC rules and the rules of any stock exchange on which the Corporation’s securities are traded;

(3) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule);

(4) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision);

(5) meets the director qualifications set forth in the Corporation’s Corporate Governance Guidelines; and

(6) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Nominee.

(E) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 13(c) and has provided evidence of ownership to the extent required by Section 13(c)(i);

(F) a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Section 13(c) through the date of the annual meeting and intends to continue to hold the Minimum Number of shares for at least one year following the annual meeting;

(G) details of any position of the Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Nomination Notice;

(H) a representation and warranty that the Nominating Stockholder has not engaged and will not engage in, and has not been and will not be a participant (as defined in Schedule 14A of the Exchange Act) in, a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-(l)(2)(iv)) (or any successor rules) with respect to the annual meeting, other than with respect to such Nominating Stockholder’s Nominee(s) or any nominee of the Board of Directors;

(I) a representation and warranty that the Nominating Stockholder will not nominate any person for election to the Board of Directors other than its Nominee(s) and will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of such Nominee(s) at the annual meeting;

(J) if desired, a statement for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors, provided that such statement shall not exceed 500 words, shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9, and, for the avoidance of doubt, shall not include any images, charts, pictures, graphic presentations or similar items;

(K) in the case of a nomination by a group of Eligible Holders, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination; and

(L) (1) the name and address of the Nominating Stockholder (including, with respect to nominations submitted by a group of Eligible Holders, each group member), as they appear on the Corporation’s books and records; (2) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially and of record by the Nominating Stockholder (including, with respect to nominations submitted by a group of Eligible Holders, each group member); (3) a representation that the Nominating Stockholder (including, with respect to nominations submitted by a group of Eligible Holders, each group member) is a holder of record or beneficial owner of the stock of the Corporation at the time of the giving of the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination; (4) a certification regarding whether the Nominating Stockholder (including, with respect to nominations submitted by a group of Eligible Holders, each group member) has complied with all applicable federal, state and other legal requirements in connection with such stockholder’s acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder’s acts or omissions as a stockholder of the Corporation; (5) a representation as to whether the Nominating Stockholder (including, with respect to nominations submitted by a group of Eligible Holders, any group member) is being financed or indemnified by any third party for making the nomination; (6) any material interest, agreement, undertaking or arrangement of the Nominating Stockholder (including, with respect to nominations submitted by a group of Eligible Holders, each group member) relating to such nomination; and (7) any other information relating to the Nominating Stockholder (including, with respect to nominations submitted by a group of Eligible Holders, each group member) required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(M) a description of any agreement, arrangement or understanding with respect to the nomination and/or the voting of shares of any class or series of stock of the Corporation between or among the Nominating Stockholder (including, with respect to nominations submitted by a group of Eligible Holders, each group member) and any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”); and

(N) a description of any agreement, arrangement or understanding (including without limitation any contract to purchase, sell, acquire or grant any option, right, warrant, swap or other similar instrument) to which any proponent person is a party, the intent or effect of which may be (1) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (2) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (3) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation;

(iii) An executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, pursuant to which the Nominating Stockholder (including, with respect to nominations submitted by a group of Eligible Holders, each group member) agrees:

(A) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;

(B) to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Nominee with the SEC, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;

(C) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice;

(D) to indemnify and hold harmless (jointly and severally with all other group members, in the case of a nomination submitted by a group of Eligible Holders) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder to comply with, or any breach or alleged breach of, its obligations, agreements or representations under this Section 13;

(E) in the event that any information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including, with respect to a nomination submitted by a group of Eligible Holders, any group member), with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made not misleading), or that the Nominating Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 13(c), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and

(iv) An executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, by the Nominee:

(A) to provide to the Corporation such other information, including completion of the ~~Corporation’s d~~Director ~~q~~Questionnaire, as it may reasonably request;

(B) that the Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the Corporation’s Corporate Governance Guidelines and Code of Business Conduct and Ethics and any other Corporation policies and guidelines applicable to directors;

(C) that the Nominee is not and will not become a party to (1) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, (2) any Voting Commitment that has not been disclosed to the Corporation or (3) any Voting Commitment that could limit or interfere with the Nominee’s ability to comply, if elected as a director of the Corporation, with the Nominee’s fiduciary duties under applicable law; and

(D) that the Nominee consents to be named in the proxy statement as a nominee, to serve as a director if elected and to the public disclosure of any information provided pursuant to this Section 13.

The information and documents required by this Section 13(d) shall be: (i) provided with respect to and executed by each group member, in the case of information applicable to Nominating Stockholders; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 13(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation. Within fourteen (14) days of the receipt by the Corporation of a Nomination Notice, the Corporation shall notify the Nominating Stockholder in writing of any deficiencies in the Nomination Notice. A Nominating Stockholder who has been notified of deficiencies in the Nomination Notice may cure such deficiencies in writing to the Secretary of the Corporation at the principal executive offices of the Corporation within the applicable time frame set forth in this Section 13(d), it being understood that no subsequent submission shall limit the Corporation’s right to omit the Nominee from its proxy materials as provided in this Section 13. For the avoidance of doubt, notice from the Corporation to the stockholder of deficiencies shall not extend the applicable time frame set forth in this Section 13(d).

(e) Exceptions.

(i) Notwithstanding anything to the contrary contained in this Section 13, the Corporation may omit from its proxy statement any Nominee and any information concerning such Nominee (including a Nominating Stockholder’s statement in support) and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Nominee, if:

(A) the Corporation receives notice that any stockholder or beneficial owner, as the case may be, intends to nominate one or more persons for election to the Board other than in accordance with this Section 13;

(B) the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of stockholders to present the nomination submitted pursuant to this Section 13 or the Nominating Stockholder withdraws its nomination;

(C) the Board of Directors, acting in good faith, determines that such Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with the Corporation’s By-Laws or Certificate of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded;

(D) the Nominee was nominated for election to the Board of Directors pursuant to this Section 13 at one of the Corporation’s preceding two annual meetings of stockholders and either withdrew or became ineligible or received a vote of less than 25% of the shares of common stock entitled to vote for such Nominee (the “Failed Nomination”);

(E) the Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or

(F) the Corporation is notified, or the Board of Directors acting in good faith determines, that a Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 13(c), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), the Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Nominee under this Section 13;

(ii) Notwithstanding anything to the contrary contained in this Section 13, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Nominee included in the Nomination Notice, if the Board of Directors in good faith determines that:

(A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;

(B) such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or

(C) the inclusion of such information in the proxy statement would otherwise violate SEC rules or any other applicable law, rule or regulation.

The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Nominee.

SECTION 14. REMOTE COMMUNICATION. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(a) participate in a meeting of stockholders; and

(b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided, that:

(i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;

(ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

(iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

SECTION 2. NUMBER, QUALIFICATIONS, ELECTION AND TERM OF OFFICE. The number of directors constituting the Board of Directors shall be determined by the Board of Directors from time to time. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of the stockholders unless there shall be vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. All the directors shall be at least eighteen years of age. Directors need not be stockholders. Except as otherwise provided by statute or these By-Laws, the directors (other than members of the initial Board of Directors) shall be elected at the annual meeting of the stockholders. At each meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving a majority of the votes cast at such election shall be elected, provided, however, that at any meeting of the stockholders for which the Secretary of the Corporation determines that the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes of the shares represented in person or represented by proxy at such meeting and entitled to vote on the election of directors. For purposes of this Section 2, a majority of the votes cast means that the number of shares voted "for" a director must exceed the number of votes cast "against" that director. Votes cast shall include votes "for" and "against" a nominee and exclude "abstentions" and "broker non-votes" with respect to that nominee's election. Each director shall hold office until the next annual meeting of the stockholders and until his or her successor shall have been elected and qualified, or until his or her death, or until he or she shall have resigned, or have been removed, as hereinafter provided in these By-Laws.

SECTION 3. PLACE OF MEETINGS. Meetings of the Board of Directors shall be held at the principal office of the Corporation in the State of Delaware or at such other place, within or without such State, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

SECTION 4. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.

SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President or by a majority of the directors.

SECTION 6. NOTICE OF MEETING. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 6, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these By-Laws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be (i) mailed, postage prepaid, to each director, addressed to such director at his, her or their residence or usual place of business, by first-class mail, at least five days before the day on which such meeting is to be held, or (ii) sent addressed to such director at such place by facsimile to his, her or their last known facsimile number, or by other electronic transmission, or be delivered to him, her or them personally or be given to him, her or them by telephone or voice message system, at least forty-eight hours before the time at which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or a waiver by electronic transmission. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 7. QUORUM AND MANNER OF ACTING. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to the directors unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

SECTION 8. ORGANIZATION. At each meeting of the Board of Directors, the Chair of the Board, if one shall have been elected, shall act as the chair of the meeting, or if one shall not have been elected, the Vice-Chair of the Board, or in his, her or their absence, or if one shall not have been elected, the President (or, in his, her or their absence, another director chosen by a majority of the directors present) shall act as chair of the meeting and preside thereat. The Secretary-(or, in his, her or their absence, any person -- who shall be an Assistant Secretary, if any of them shall be present at such meeting -- appointed by the chair) shall act as secretary of the meeting and keep the minutes thereof.

SECTION 9. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice of his, her or their resignation to the Board of Directors or the Chair of the Board or the Vice-Chair of the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 10. VACANCIES. Subject to any express provision of the Certificate of Incorporation, any vacancy in the Board of Directors, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors or any other cause, may be filled by the vote of a majority of the directors then in office, though less than a quorum, or by the stockholders at the next annual meeting thereof or at a special meeting thereof. Each director so elected shall hold office until the next meeting of the stockholders in which the election of directors is in the regular order of business and until his, her or their successor shall have been elected and qualified.

SECTION 11. REMOVAL OF DIRECTORS. Except as otherwise provided by statute, any director may be removed, either with or without cause, at any time, by the stockholders at a special meeting thereof.

SECTION 12. COMPENSATION. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

SECTION 13. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, including an executive committee, each committee to consist of three or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Except to the extent restricted by statute or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the authority of the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

SECTION 14. ACTION BY CONSENT. Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee consent in writing or by electronic transmission to the adoption of a resolution authorizing the action. The resolution and the written consents or electronic transmissions thereto by the members of the Board of Directors or such committee shall be filed with the minutes of the proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 15. TELEPHONIC MEETING. Unless restricted by the Certificate of Incorporation or by statute, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE IV

OFFICERS

SECTION 1. NUMBER AND QUALIFICATIONS. The officers of the Corporation shall be elected by the Board of Directors and shall include the President, one or more Vice-Presidents, the Secretary, and the Treasurer. If the Board of Directors wishes, it may also elect a Chair of the Board and a Vice-Chair of the Board from among its members and may elect other officers (including one or more Assistant Treasurers and one or more Assistant Secretaries, as may be necessary or desirable for the business of the Corporation). Any two or more offices may be held by the same person, except the offices of President and Secretary. Each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders, and until his, her or their successor shall have been elected and shall have qualified, or until his, her or their death, or until such officer shall have resigned or have been removed, as hereinafter provided in these By-Laws.

SECTION 2. RESIGNATIONS. Any officer of the Corporation may resign at any time by giving written notice of his, her or their resignation to the Board of Directors or the Chair of the Board or the Vice-Chair of the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

SECTION 3. REMOVAL. Any officer of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof.

SECTION 4. CHAIR OF THE BOARD. The Chair of the Board, if one shall have been elected, and, if present, shall preside at each meeting of the Board of Directors or the stockholders. The Chair shall perform all duties incident to the office of Chair and shall perform such other duties as may from time to time be assigned to such person by the Board of Directors.

SECTION 5. VICE-CHAIR OF THE BOARD. The Vice-Chair of the Board, if one shall have been elected, and, if present, shall preside at each meeting of the Board of Directors if no Chair of the Board has been elected or if the Chair of the Board is absent, or is unable or refuses to act. The Vice-Chair shall advise and counsel the Chair of the Board and the President, and, in the President’s absence, other executives of the Corporation, and shall perform such other duties as may from time to time be assigned to such person by the Board of Directors.

SECTION 6. THE PRESIDENT. The President shall be the chief executive officer of the Corporation and shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and the Chair, if any, and of any duly authorized committee of directors. The President shall, if present, and in the absence of the Chair of the Board and the Vice-Chair of the Board or if either shall not have been elected, preside at each meeting of the Board of Directors or the stockholders. The President shall perform all duties incident to the office of President and such other duties as may from time to time be assigned to such person by the Board of Directors.

SECTION 7. VICE-PRESIDENT. Each Vice-President shall perform all such duties as from time to time may be assigned to such person by the Board of Directors or the President. At the request of the President or in his, her or their absence or in the event of his, her or their inability or refusal to act, the Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors (or if there be no such determination, then the Vice-Presidents in the order of their election), shall perform the duties of the President, and, when so called, shall have the power of and be subject to the restrictions placed upon the President in respect of the performance of such duties.

SECTION 8. TREASURER. The treasurer shall

(a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

(b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

(c) deposit all moneys and other valuables to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to its direction;

(d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

(e) disburse the funds of the Corporation and supervise the investments of its funds, taking proper vouchers therefor;

(f) render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation; and

(g) in general, perform all duties incident to the office of the Treasurer and such other duties as from time to time may be assigned to such person by the Board of Directors.

SECTION 9. SECRETARY. The Secretary shall

(a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;

(b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

(c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e) in general, perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to such person by the Board of Directors.

SECTION 10. THE ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of such person’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors.

SECTION 11. THE ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his, her or their inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors.

SECTION 12. OFFICERS’ BONDS OR OTHER SECURITY. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his, her or their duties, in such amount and with such surety or sureties as the Board of Directors may require.

SECTION 13. COMPENSATION. The compensation of the executive officers of the Corporation for their services as such officers shall be fixed from time to time by the Compensation Committee or the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that such person is also a director of the Corporation.

ARTICLE V

SHARES, ETC.

SECTION 1. SHARE CERTIFICATES; UNCERTIFICATED SHARES. The stock of the Corporation may be either certificated, uncertificated or a combination thereof. The Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock may be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation (or the Corporation’s transfer agent or registrar, as the case may be). Notwithstanding the adoption of such resolution by the Board of Directors, every holder of stock represented by certificates and, upon request to the Corporation or the Corporation’s transfer agent or registrar, any holder of uncertificated shares, shall be entitled to have a certificate, in such form as shall be approved by the Board of Directors, certifying the number of shares of the Corporation owned by such holder. The certificates representing shares shall be signed in the name of the Corporation by any two authorized officers of the Corporation, and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed); provided, however, that where any such certificate is countersigned by a transfer agent, or is registered by a registrar (other than the Corporation or one of its employees), the signatures of authorized officers upon such certificates may be facsimiles, engraved or printed. In case any officer who shall have signed any such certificate shall have ceased to be such officer before such certificate shall be issued, it may nevertheless be issued by the Corporation with the same effect as if such officer were still in office at the date of their issue.

When the Corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of the certificate (or the certificate shall have a statement that the Corporation will furnish to any stockholder upon request and without charge) a full statement of the designation, relative rights, preferences, and limitations of the shares of each separate class, or of the different shares within each class, authorized to be issued and, if the Corporation is authorized to issue any class of preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

SECTION 2. BOOKS OF ACCOUNT AND RECORD OF STOCKHOLDERS. There shall be kept correct and complete books and records of account of all the business and transactions of the Corporation. There shall also be kept, at the office of the Corporation, or at the office of its transfer agent, a record containing the names and addresses of all stockholders of the Corporation, the number of shares held by each, and the dates when they became the holders of record thereof.

SECTION 3. TRANSFER OF SHARES. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, transfers of shares of the Corporation shall be made on the records of the Corporation: (i) in the case of shares represented by a certificate, by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the Corporation or its transfer agent may reasonably require; and (ii) in the case of uncertificated shares, upon the receipt of proper transfer instructions from the registered owner thereof and, in each case, after payment of all taxes thereon. The person in whose name shares shall stand on the record of stockholders of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security and not absolutely and written notice thereof shall be given to the Secretary or to a transfer agent, such fact shall be noted on the records of the Corporation.

SECTION 4. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of stock to bear the signature of any of them.

SECTION 5. REGULATIONS. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Corporation.

SECTION 6. FIXING OF RECORD DATE. The Board of Directors may fix, in advance, a date not more than sixty nor less than ten days before the date when fixed for the holding of any meeting of the stockholders or before the last day on which the consent or dissent of the stockholders may be effectively expressed for any purpose without a meeting, as the time as of which the stockholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were stockholders of record of voting shares at such time, and no others, shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The Board of Directors may fix, in advance, a date not more than sixty nor less than ten days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of shares or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

SECTION 7. LOST, DESTROYED OR MUTILATED CERTIFICATES. The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate (or uncertificated shares if the shares represented by such certificate have been designated as uncertificated shares in accordance with Section 1 of this Article V) in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated. The Board of Directors may, in its discretion, require such owner or his, her or their legal representatives to provide reasonable evidence of such loss, destruction or mutilation and to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board of Directors in its absolute discretion shall determine, to indemnify the Corporation and any transfer agent or registrar against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of such new certificate (or uncertificated shares).

ARTICLE VI

INDEMNIFICATION

The Corporation to the extent permitted by law may provide for indemnification and advancement of expenses of directors in any civil or criminal action or proceeding, including one in the right of the Corporation to procure a judgment in its favor, for acts or decisions made by them in good faith while performing services for the Corporation. Such indemnification may be authorized by resolution of the Board of Directors or resolution of the stockholders.

ARTICLE VII

GENERAL PROVISIONS

SECTION 1. DIVIDENDS. Subject to statute and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation.

SECTION 2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which it was created.

SECTION 3. FISCAL YEAR. The first fiscal year of the Corporation shall be fixed, and once fixed, may thereafter be changed, by resolution of the Board of Directors.

SECTION 4. CHECKS, NOTES, DRAFTS, ETC. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors to make such designation.

SECTION 5. EXECUTION OF CONTRACTS, DEEDS, ETC. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 6. VOTING OF SHARES IN OTHER CORPORATIONS. Unless otherwise provided by resolution of the Board of Directors, the Chair of the Board, the Vice-Chair of the Board, or the President,

from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporations, or to consent in writing to any action by any such other corporation. In the event one or more attorneys or agents are appointed, the Chair of the Board, the Vice-Chair of the Board, or the President may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chair of the Board, the Vice-Chair of the Board, or the President may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises.

ARTICLE VIII

FORCE AND EFFECT OF BY-LAWS

These By-Laws are subject to the provisions of the Delaware General Corporation Law and the Corporation’s certificate of incorporation, as it may be amended from time to time. If any provision in these By-Laws is inconsistent with a provision in that Act or the certificate of incorporation, the provision of that Act or the certificate of incorporation shall govern. Wherever in these By-Laws references are made to more than one incorporator, director, or stockholder, they shall, if this is a sole incorporator, director, stockholder corporation, be construed to mean the solitary person; and all provisions dealing with the quantum of majorities or quorums shall be deemed to mean the action by the one person constituting the corporation.

ARTICLE IX

AMENDMENTS

These By-Laws may be amended or repealed or new By-Laws may be adopted at an annual or special meeting of stockholders at which a quorum is present or represented, by the vote of the holders of shares entitled to vote in the election of directors provided that notice of the proposed amendment or repeal or adoption of new By-Laws is contained in the notice of such meeting. These By-Laws may also be amended or repealed or new By-Laws may be adopted by the Board by resolution of the Board of Directors. If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of the stockholders for the election of directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made. By-Laws adopted by the Board of Directors may be amended or repealed by the stockholders.